                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      November 15, 2002
                                                 ---------------------------



                                HOLLY CORPORATION
                                -----------------
             (Exact name of registrant as specified in its charter)


           Delaware                     001-03876                75-1056913
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
of incorporation)                                            Identification No.)


  100 Crescent Court, Suite 1600
           Dallas, Texas                            75201-6927
----------------------------------------          ---------------
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code        (214) 871-3555
                                                   -----------------------------

ITEM 5. OTHER EVENTS

On November 15, 2002, the Company issued the following press release:

             HOLLY CORPORATION AND LONGHORN PARTNERS PIPELINE, L.P.
                        ANNOUNCE SETTLEMENT OF LITIGATION

                  Dallas, Texas, November 15, 2002 - Holly Corporation (AMEX "HOC") and Longhorn Partners Pipeline, L.P. today jointly announced an agreement, developed in voluntary mediation, to settle pending litigation.

                  Holly and Longhorn Partners have entered into a binding agreement to terminate litigation brought in August 1998 by Longhorn Partners against Holly and certain subsidiaries in a state court in El Paso, Texas and to terminate litigation brought in August 2002 by Holly and a subsidiary against Longhorn Partners and related parties in a state court in Carlsbad, New Mexico.

                  Under the agreement, Holly will pay $25 million to Longhorn Partners as a prepayment for the transportation of 7,000 barrels per day of refined products from the Gulf Coast to El Paso in a period of up to 6 years from the date of the Longhorn Pipeline's start-up. The agreement provides that Longhorn Partners will issue to Holly an unsecured promissory note, subordinated to certain other indebtedness, that would become payable with interest in the event that the Longhorn Pipeline does not begin operations by July 1, 2004 or to the extent Longhorn Partners is unable to provide Holly the full amount of the agreed transportation services.

                  Final documentation to implement the settlement is expected to be completed by late November, at which time the $25 million payment will be made by Holly to Longhorn Partners.

                  Holly Corporation, through its affiliates, Navajo Refining Company and Montana Refining Company, is engaged in the refining, transportation, terminalling and marketing of petroleum products.

                  Longhorn Partners Pipeline, L.P., a limited partnership based in Dallas, is developing the 700-mile Longhorn Pipeline to transport gasoline, diesel and aviation fuel from the Texas Gulf Coast to Odessa and El Paso, Texas.

       FOR FURTHER INFORMATION, Contact:

       Matthew P. Clifton, President
       W. John Glancy, Senior Vice President,
         General Counsel and Secretary
       Holly Corporation
       214/871-3555

       This Current Report on Form 8-K contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this Form 8-K, are forward-looking statements. Such statements are subject to risks and uncertainties, including but not limited to risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company's markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company's capital investments and marketing strategies, the Company's efficiency in carrying out construction projects, and general economic conditions. Although the Company believes that the expectations reflected by such forward-looking statements are reasonable based on information currently available to the Company, no assurances can be given that such expectations will prove to have been correct. This summary discussion of risks and uncertainties that may cause actual results to differ from those indicated in forward-looking statements should be read in conjunction with the discussion under the heading "Additional Factors That May Affect Future Results" included in Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2002. All forward-looking statements included in this Current Report on Form 8-K and all subsequent oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above.



SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              HOLLY CORPORATION
                                         ---------------------------------------
                                         (Registrant)



Date:   November 18, 2002                By   /s/Stephen J. McDonnell
       -------------------                --------------------------------------
                                             Stephen J. McDonnell
                                             Vice President and Chief
                                               Financial Officer